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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm as experts under the caption "Independent Accountants" in Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-62085) and related Prospectus of Lehman Brothers Holdings Inc. (the "Company") for the registration of $3,000,000,000 of debt securities and preferred stock and in a post effective amendment to the Registration Statement on Form S-3 (File No. 33-56615) of the Company and to the incorporation by reference therein of our report dated January 5, 1995, included in the 1994 Annual Report to Stockholders of Lehman Brothers Holdings Inc.

                                       Ernst & Young LLP

New York, New York
October 25, 1995